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             [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]


                                                             November 16, 1998


VIA COURIER
-----------

Sanford C. Bernstein Fund, Inc.
767 Fifth Avenue
New York, New York 10153


Dear Ladies and Gentlemen:

         Sanford C. Bernstein Fund, Inc. (the "Fund"), which presently consists of twelve portfolios, the Bernstein International Value Portfolio II, Bernstein Emerging Markets Value Portfolio, Bernstein Short Duration California Municipal Portfolio, Bernstein Short Duration Diversified Municipal Portfolio, Bernstein Short Duration New York Municipal Portfolio, Bernstein Government Short Duration Portfolio, Bernstein Short Duration Plus Portfolio, Bernstein New York Municipal Portfolio, Bernstein Diversified Municipal Portfolio, Bernstein Intermediate Duration Portfolio, Bernstein California Municipal Portfolio, and Bernstein International Value Portfolio, is registered to issue and sell two billion (2,000,000,000) shares of its common stock, par value $.001 per share (the "Shares"), of which 100,000,000 Shares are designated as Shares of the Bernstein International Value Portfolio II, in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-21844). We understand that, effective February 1, 1999, it is intended that the name of the Bernstein International Value Portfolio II will be changed to "Bernstein International Value Portfolio," and the name of the current Bernstein International Value Portfolio will be changed to "Bernstein Tax-Managed International Value Portfolio."

         We have, as counsel, participated in various corporate and other proceedings relating to the Fund and to its Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Charter and By-Laws, as currently in effect, a certificate of good standing issued by the State Department of Assessments and Taxation of Maryland and other documents relating to its organization and operation, including but without

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Sanford C. Bernstein Fund, Inc.
November 16, 1998
Page 2

limitation a copy of Articles Supplementary dated November 5, 1998, certified on November 9, 1998 by the Maryland State Department of Assessment and Taxation. We have also reviewed the above-mentioned Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the corporate affairs of the Fund.


         Based upon the foregoing, it is our opinion that:

         1. The Fund has been duly organized and is validly existing under the laws of the State of Maryland.


         2. The Fund is authorized to issue two billion (2,000,000,000) Shares, of which 100,000,000 Shares are designated as Shares of Bernstein International Value Portfolio II. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and (b) Shares which are issued and subsequently redeemed by the Fund will be, by virtue of such redemption, restored to the status of authorized and unissued shares.

         3. Subject to the effectiveness of the Post-Effective Amendment No. 17 to the above-mentioned Registration Statement and compliance with applicable state securities laws, upon the issuance of Shares of the Bernstein International Value Portfolio II for a consideration not less than the par value thereof as required by the laws of Maryland, and not less than the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such shares will be legally issued and outstanding and fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Post-Effective Amendment No. 17 to the above-mentioned Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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Sanford C. Bernstein Fund, Inc.
November 16, 1998
Page 3


     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of that State and, where applicable, published cases, rules or regulations of regulatory bodies of that State.



                                        Very truly yours,



                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        ----------------------------------------
                                        Swidler Berlin Shereff Friedman, LLP